EXHIBIT 10.13
[This Agreement now between MICHAEL DEPASQUALE JR. ENTERPRISES, INC. and Princeton Publishing, Inc., as assignee of DOJO PUBLISHING, INC.]


            LICENSING AND PURCHASE OPTION AGREEMENT

    Agreement, made this 6 day of July, 1990, by and between DOJO
PUBLISHING, INC. ("Licensee"), a New York corporation with offices at 300 West 43rd Street, New York, New York 10036 and MICHAEL DEPASQUALE JR. ENTERPRISES, INC. ("Licensor"), residing at 658 Poplar Road, Rivervale, N.J. 07675.

                          WITNESSETH:

    WHEREAS, Licensor is the publisher of a certain magazine of general circulation to the public entitled "Karate International" (the "Magazine"), and

    WHEREAS, Licensee is desirous of obtaining a license from Licensor for the use of the name, trademark and style of the Magazine; and

    WHEREAS, Licensee is desirous of retaining Licensor for the purpose of producing future issues of the Magazine.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions heretofore set forth herein, the parties hereto hereby agree as follows:

    1. GRANT OF LICENSE AND WARRANTEE - Licensor grants to Licensee the right to secure registration in Licensor's name at Licensee's sole cost of a trademark "Karate International" (the "Trademark") for periodicals with the United States Patent and Trademark Office and in foreign countries outside the United States. Licensee shall at Licensee's discretion and cost secure and maintain said registrations. Licensor shall execute a power of attorney and/or any and all other necessary documents to appoint Licensee as Licensor's attorney-in-fact for the purpose of, at Licensee's sole discretion, obtaining and maintaining said registrations. Licensor grants to Licensee an exclusive license (the "License") to employ the Trademark and/or the logo, style, and good will associated therewith and/or the editorial style, content and good will associated with the Magazine (collectively the "Licensed Rights") in (a) all editions of the Magazine (and/or special editions, yearbooks and/or one-shots bearing the Trademark) to be published in the United States and distributed by Licensee in the United
States and other parts of the world, and (b) and (b) upon any and all other products, goods and/or services manufactured, sold and/or provided by Licensee, upon the terms and conditions hereinafter set forth. The said License shall commence with issue number 9 of the Magazine, bearing a cover date of October 1990 and a scheduled on-sale date of September 11, 1990. Licensee accepts such License, and agrees to use the Trademark on all copies of the Magazine published pursuant to this Agreement, commencing with Volume 2, number 3 of the Magazine. Any and all debts or obligations incurred in connection with any issues of the Magazine prior to Volume 2, number 3 thereof shall, at all times, remain the exclusive obligations of Licensor and Licensee shall incur no obligations with respect thereto. Licensor agrees that while this Agreement remains in effect, Licensor will not use, or grant to anyone other than Licensee the right to use, any of the Licensed Rights anywhere in the world. Licensee agrees to execute all license and registered user agreements that may be necessary and proper in order to obtain and maintain trademark registrations for the Trademark. Notwithstanding anything herein stated to the contrary, Licensor retains the right to utilize the Trademark in connection with seminars, demonstrations and tournaments.

    2. LICENSING FEE - Licensee shall pay to Licensor, in full consideration of the License granted pursuant to this Agreement, the aggregate sum of $25,000.00 (the "Licensing Fee). The Licensing Fee shall be paid as follows: (i) the sum of $5,000.00 upon the execution of this Agreement; (ii) the sum of $5,000.00 upon the publication of the first issue of the Magazine to be published pursuant to this Agreement; and (iii) the balance of $15,000.00 in three equal monthly installments of $5,000.00 each, commencing thirty days after the publication of the first issue of the Magazine to be published pursuant to this Agreement and continuing each thirty days thereafter until the entire Licensing Fee is paid. In the event of a default by Licensee in the payment of any portion of the Licensing Fee, which default remains uncured for a period of fourteen days after written notice thereof, the entire Licensing Fee shall accelerate and become immediately due and payable to Licensor.

    3. OPTION TO PURCHASE - Licensor hereby grants to Licensee an irrevocable option to purchase the Licensed Rights outright for a purchase price of $100.00. The said option to purchase may be exercised by Licensee at any time after the Licensing Fee (as defined in paragraph 2 of this Agreement) has been paid in full. The said option to purchase shall become effective as of the date of this Agreement and shall remain in effect through and including June 30, 2040.

    4. FURTHER CONSIDERATION FOR OPTION TO PURCHASE - As further consideration for the irrevocable option described in paragraph 1 of this Agreement, upon the execution of this Agreement, Licensee shall deliver to Licensor share certificates evidencing ownership of thirty percent (30%) of the issued and outstanding common stock of Licensee ("Licensor's Stock Interest") and shall note such issuance on Licensee's stock transfer ledger. Nothing contained in this paragraph, or otherwise in this Agreement, shall be construed as preventing the issuance, sale, transfer or other disposition of any other shares of stock of Licensee, whether presently existing, hereafter issued or authorized, or otherwise, provided that such issuance shall not dilute Licensor's percentage ownership of thirty percent (30%) of the stock of Licensee. Licensor, as thirty percent (30%) owner of the common stock of Licensee, shall be paid yearly by Licensee thirty percent (30%) of any and all profits of Licensee. Licensee shall have the right to examine, during normal business hours and upon reasonable notice, the records maintained by Licensee as received from the National Distributor of the Magazine reflecting sales of the Magazine. Licensor (and/or Licensor's representatives) shall have access, upon reasonable notice and during working hours) to such books and records of Licensee as are actually needed to determine Licensee's profits, if any.

    5. EMPLOYMENT OF LICENSOR

    5.1 EMPLOYMENT - Licensee hereby employs Licensor, and Licensor accepts such employment, as the publisher of the Magazine for a period of two years from the date of this Agreement (the "Term"). During the Term, Licensor shall be listed on the masthead of the Magazine as the Publisher thereof. Licensor's employment as publisher shall be as an independent contractor and shall be terminable for cause at any time and at will after the expiration of the Term. Nothing contained in this Agreement shall be deemed a waiver of the Licensee's right to terminate the Licensor's Employment at any time for cause or for any reason or for no reason after the expiration of the Term. Nothing contained in this Agreement shall be deemed to create an employment for any fixed term other than the Term, it being understood that Licensor's retention as an independent contractor is severable from the remaining provisions of this Agreement and is terminable at the will of Licensor after the expiration of the Term. Upon such termination, Licensee shall be under no obligation to Licensor except to pay him such compensation as he may be entitled to receive up to the time of such termination. The rights and powers granted to Licensor are those of an independent contractor only and this Agreement shall not, and is not intended to, create any other relationship nor make, constitute or appoint Licensor an agent or joint venturer of Licensee.

    5.2 COMPENSATION - Licensor shall receive the sum of $36,000.00 per annum, payable in equal installments every two weeks while Licensor's employment with Licensee continues, as full compensation for his employment by Licensee as publisher of the Magazine.

    5.3 DUTIES OF LICENSOR - Licensor shall deliver to Licensee, in sufficient time to meet Licensee's production schedules (which shall be delivered to Licensor in advance in writing in sufficient time to comply therewith), editorial text and photographs sufficient to produce no more that ten (10) eighty (80) page, four-color issues of the Magazine. In the event that more than ten (10) issues of the magazine are published pursuant to this Agreement in any calendar year, Licensee's compensation set forth in paragraph "5.2" of this Agreement shall be modified accordingly. Additionally, Licensor shall use his best efforts (and Licensee shall fully cooperate) to retain the advertisers that presently advertise in the Magazine, a Schedule of which is annexed hereto, made a part of this Agreement, and labeled Schedule "A". Licensor warrants and represents that the information contained on Schedule "A" is accurate as of the date of this Agreement. Additionally, Licensor shall, at his discretion, assist Licensee in attempting to obtain additional future advertising from any and all sources available. All advertising revenues shall, at all times, be billed by, collected by, and remain the exclusive property of Licensee.

    5.4 DUTIES OF LICENSEE - Licensee shall pay all costs for the materials necessary to publish all issues of the Magazine, which costs shall not exceed $4,500.00 per issue of the Magazine. Licensor shall submit to Licensee all proposed expenses intended to be incurred in excess of $3,000.00 to obtain the materials necessary for the publication of the Magazine for approval prior to incurring any such bills. Licensee shall be responsible for the payment of only those bills in excess of $3,000.00 which Licensee has approved prior to the time that the same are incurred.

    5.5 SUBSCRIPTIONS - Annexed to this Agreement, made a part hereof, and labeled Schedule "B" is a list of existing subscriptions for the Magazine. Licensor warrants and represents that all information contained on Schedule "B" is accurate as of the date of this Agreement. Licensee shall be responsible for fulfilling all Subscriptions listed on Schedule B through the expiration dates indicated thereon.

    6. INDEMNITIES - Licensor agrees to, and does, indemnify, defend and hold Licensee harmless against any claims or suits of third parties arising out of the use by Licensee of the Licensed Rights with the Magazine. Each party shall give the other prompt notice of any such claim or suit. Licensor shall have the option to settle, or to undertake and conduct the defense of, any suit so brought; except that Licensor shall not, without Licensee's consent (which consent shall not be unreasonably withheld), enter into any settlement agreement which prohibits the use of any of the Licensed Rights on the understanding that if Licensee fails to consent to such Settlement, Licensee shall undertake and conduct the defense at Licensee's expense. Each party shall cooperate with the other in the defense of any suit at the sole cost and expense of the party not defending such suit shall have the right, at its sole cost and expense, to join in the defense of any such suit.

    7. RESTRICTION ON USE OF CONFIDENTIAL INFORMATION - As part of the consideration required of him under this Agreement, Licensor agrees that he will not at any time during the Term of his Employment with Licensee (except in connection with Licensor's production of an illustrated comic magazine entitled "Karate Kreatures") divulge to any person, firm or corporation, or use for his own benefit or for the benefit of any other person, firm or corporation, (a) any of the materials obtained by Licensor for the publication of the Magazines or (b) any Confidential Information (as hereinbelow defined) received by him during the course of his employment with regard to the personal, financial or other affairs of Licensee and all such information shall be kept confidential and shall not in any manner be revealed to anyone. For the purposes of this Agreement, the term "Confidential Information" shall mean (1) the identity of potential advertisers of Licensee and/or the Magazine; (2) the address, requirements, or person to contact with respect to any advertisers or potential advertisers of Licensee and/or the Magazine; (3) the methods, processes or manner of doing business of Licensee; (4) the identity of any and all sources of supply or potential sources of supply to Licensee; (5) the terms of any distribution agreement to which Licensee is a party or a beneficiary; and (6) any sales, distribution and/or demographic information concerning the Magazine and/or the purchasers and/or potential purchasers of the Magazine. For the purposes of this Agreement, the term Confidential Information shall apply to any information of the type described in this paragraph, whether the same was information in the possession of Licensee prior to the employment of Licensor or otherwise, and whether the same came into the possession of Licensee as a result of Licensor's efforts, it being the intention of the parties to irrevocably deem any information which Licensor brings to Licensee, or learns of while employed with Licensee, to be the sole and exclusive property of Licensee for all time. Upon the termination of Licensor's employment with Licensee, irrespective of the time, manner or cause of such termination, Licensor shall surrender to Licensee all lists, books and records of or in connection with Licensee's advertisers, sources of supply and/or business, and all other property belonging to Licensee.

    8. COVENANT NOT TO COMPETE - As part of the consideration given by Licensor for the making of this Agreement, Licensor agrees that he will not:

       A. At any time during, or for a period of two years after the termination of this Agreement, endeavor to entice away from Licensee any of the readers or potential readers and/or any advertisers or potential advertisers of the Magazine, or any person, firm or corporation in the habit of dealing with Licensee, or interfere with or entice away any other employee of Licensee; or

       B. For a period of two (2) years from the termination of Licensor's employment with Licensee, irrespective of the time, manner or cause of such termination, Licensor shall not, on his own behalf or on behalf of any other person, firm or corporation, either as principal, agent, employee, employer, stockholder, copartner or in any other individual or representative capacity whatsoever, solicit, serve or cater to or engage, assist, be interested in or connected with or engaged in the publication of any magazine distributed in the United States or Canada dealing with the martial arts in general or karate in particular, other than the Karate Kreatures comic magazine referred to in paragraph 7. Employee specifically agrees that the geographical and time scope of the restriction on competi-

tion set forth in this paragraph are reasonable, and that if either is deemed unreasonable by any Court, that particular provision shall not be severed and eliminated, but shall be deemed reformed to be within the scope that is held reasonable by the Court.

    9. INJUNCTIVE RELIEF APPROPRIATE - Licensor agrees that a violation of paragraph "8" of this Agreement will cause such damage to Licensee as will be irreparable and for that reason further agrees that Licensee shall be entitled, as a matter of right, and in addition to any monetary damages which Licensee is able to prove, to an ex parte injunction out of any Court of competent jurisdiction, restraining any further violation of the said covenants by Licensor and/or his agents or employees --- such right to an injunction, however, to be cumulative and in addition to whatever other remedies Licensee may have in the premises.

    10. LITIGATION OF DISPUTES - Any disagreement, claim or dispute of any kind whatsoever concerning this Agreement, or the performance hereof, shall be resolved by an action commenced in the Supreme Court of the State of New York in and for the County of New York. For the purposes of this Agreement, the parties hereto irrevocably consent to the jurisdiction and venue of the said Court and agree that service of process may be made by certified mail, return receipt requested, at the address set forth in the preamble of this Agreement, or such other address as any party may, in writing, notify the other.

    11. EXECUTION OF DOCUMENTS - The parties to this Agreement shall execute and deliver such documents and instruments of any kind as are necessary to carry this Agreement into effect.

    12. NOTICES TO BE GIVEN - All notices and/or demands required or permitted to be given pursuant to this Agreement shall be in writing and shall be personally delivered to, or mailed by certified mail, return receipt requested, to the party to receive such notice, at the address appearing in the preamble to this Agreement, or at such other address as any party may, by written notification, advise the other party. Notification shall be completed upon the personal delivery of the notice or the execution of the return receipt in the case of notice by mail.

    13. CONTRACT BINDING - This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their heirs, executors, administrators and successors. This Agreement may not be assigned by either party hereto without the written consent of the other party.

    14. WAIVER OF BREACH - The waiver by any party to this Agreement of a breach of any provision of this Agreement by the other party shall not act as a waiver of any subsequent breach of such provision, or other provision, of this Agreement by such breaching party or any other party hereto.

    15. INDEPENDENT REPRESENTATION - It is acknowledged by the parties hereto that Michael L. Levine, Esq. is counsel to Licensee for the purposes of this Agreement and has acted exclusively on behalf of Licensee in connection herewith. It is further acknowledged that Licensor has retained and consulted with independent counsel of his choice for the purposes of this Agreement, which counsel has acted exclusively on behalf of Licensor in connection herewith. The parties acknowledge that the attorney representing the other party to this Agreement has not counseled, advised or otherwise acted, in any manner, on behalf of the party who is not such attorney's client. Additionally, the parties agree that this Agreement has resulted from substantial negotiation and modification of prior drafts hereof. As such, any ambiguity appearing in this Agreement shall not be held against either party hereto and neither party shall be charged with any adverse inference as a result of any ambiguity appearing in this Agreement.

    16. MAINTENANCE OF QUALITY - The quality of the Magazine produced by Licensee shall be the same or better than the quality of the Magazine as currently produced by Licensor.

    17. ENTIRE AGREEMENT - This instrument constitutes the entire agreement between the parties hereto and supersedes and replaces any prior negotiations, discussions and writings. No representations, warranties, statements of fact, or agreements of any kind, unless specifically stated in this Agreement, shall survive the execution of this Agreement. The parties acknowledge that they have conducted such investigation as they determined necessary to adequately assess the viability of this Agreement and the transaction contemplated hereby, have had the opportunity to examine all relevant books and records and are satisfied therewith. The parties further acknowledge that no representations, other than those contained in this Agreement, have been made by either party and specifically waive any claim of nondisclosure or improper disclosure which may subsequently be raised. This Agreement may not be changed other than by a written instrument, executed by the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have set their hand on the date and year first above-written.

                                     DOJO PUBLISHING, INC.

                                     By: /s/ Henry M. McQueeney, Pres.

                                     MICHAEL DEPASQUALE ENTERPRISES, INC.

                                     By: /s/ Michael DePasquale, Jr., Pres.